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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of  earliest  event  reported):  April 14, 1999 (March 31,
1999)



                              VALUESTAR CORPORATION
             (Exact name of registrant as specified in its charter)





           Colorado                        0-22619              84-1202005
           --------                        -------              -----------
(State or other jurisdiction of       (Commission File        (I.R.S. Employer
        incorporation)                     Number)           Identification No.)


1120A Ballena Blvd., Alameda, California                                94501
----------------------------------------                                -----
(Address of principal executive offices)                              (Zip Code)


                                 (510) 814-7070
                                 --------------
              (Registrant's telephone number, including area code)


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ITEM 5.   OTHER EVENTS

On March 31, 1999 ValueStar Corporation (the "Company") and its wholly-owned subsidiary (ValueStar, Inc.) completed the private offering and sale for cash of an aggregate of $2,450,000 of Senior 8% Secured Notes ("Senior Notes") with detachable stock warrants ("Warrants") to three institutional investors ("Holders"). The Senior Notes, which are secured by substantially all assets of the Company and its subsidiary, including a key person life insurance policy, bear interest at 8% payable monthly. Principal on the Senior Notes is due in 16 quarterly installments of $153,125 commencing in March 2002, with the final payment scheduled in December 2005. Certain events, including the loss of Jim Stein as President, may result in certain prepayment penalties and the acceleration of payment under the Senior Notes. The Senior Notes also contain various financial covenants, primarily relating to minimum net worth, maximum debt, capital additions and net income or loss.

The Holders were granted warrants to purchase an aggregate of 1,527,250 shares of Common Stock of the Company at an exercise price of $1.00 per share ("A Warrants"), warrants to purchase an aggregate of 527,514 shares of Common Stock at a nominal per share exercise price of $0.00025 ("B Warrants") and warrants to purchase an aggregate of 231,132 shares of Common Stock at an exercise price of $1.00 per share ("C Warrants"). The C Warrants or underlying shares of Common Stock may be repurchased by the Company at $6.00 per share (less any unpaid exercise price) on an all or none basis until March 31, 2004 as long as the Company is not in default with respect to the Senior Note or related agreements. The Warrants expire on the earlier of six years from the date the Senior Notes are paid in full or March 31, 2009. The Warrants may be exercised by payment of cash, cancellation of debt or on a cashless basis.

The Holders of the Warrants were granted antidilution provisions, registration rights and certain equity and debt preemptive rights. Prior to a qualifying public offering (proceeds of $15 million at a price of at least $5.00 per share and a valuation of at least $40 million), qualified sale (valuation of at least $40 million and minimum proceeds of $5.00 to $7.00 per share to Holders) or a qualifying stock market listing (Nasdaq National Market or New York Stock
Exchange and minimum price and trading volume), in the event of a sale or disposition of the Company or substantially all of its assets, the number of shares of Common Stock for which the Warrants may be exercised may be increased, without a corresponding increase in the aggregate consideration, to provide additional consideration to the Holders based on a revenue based valuation. A sale may also be initiated by the Holders in certain instances as described below.

The Company's three directors, Jim Stein, James A. Barnes and Jerry E. Polis (the "Shareholders"), have pledged an aggregate of 2,861,557 shares of Common Stock of the Company to secure obligations related to the issuance of the securities. The agreements entered into by the Shareholders limit resale of their shares in the open market and grant certain first refusal and co-sale rights to the Holders. The Shareholders are also obligated to vote their shares of Common Stock to elect one director each for the two largest Holders if so designated by them. These provisions generally terminate upon completion of a qualifying public offering by the Company, a qualifying stock market listing or the sale of 80% of the Holders shares of Common Stock underlying the warrants. The Board of Directors has set the authorized number of directors at five with the Company currently having three directors.

The Holders were also granted certain "Drag Along Rights". Until a qualifying public offering or sale is completed by the Company or a qualifying market listing is achieved, then upon either (i) a change in control (the Shareholders owning less than 20% of the Company on a fully diluted basis),

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

or (ii) the loss of Mr. Stein as President without a replacement acceptable to the Holders, or (iii) a non-qualifying public offering, or (iv) certain defaults under the Senior Notes, and (v) at any time between April 2004 and April 2009 (unless the rights are earlier terminated), the Holders may seek a buyer for the Company or its assets and the Company and the Shareholders are obligated to cooperate and take such actions to complete a sale, consistent with their fiduciary duties. Upon such a sale, the Warrants may be exercised for additional shares of Common Stock as described above resulting in additional dilution to existing shareholders of the Company. This dilution could be material should the Drag Along Rights become exercisable and subsequently exercised by the Holders.

These securities were offered and sold without registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemption provided by
Section 4(2) thereunder and appropriate legends were placed on the Senior Notes and the Warrants and will be placed on the shares of Common Stock issuable upon exercise of the Warrants unless registered under the Act prior to issuance. While the securities were sold by the Company without an underwriter, the Company issued to two finders warrants to purchase an aggregate of 152,728 shares of Common Stock at an exercise price of $1.375 until March 31, 2004. These warrants may be exercised on a cashless basis until September 30, 1999 into 76,364 shares of Common Stock.

The Company incurred cash costs of approximately $140,000 in connection with the offering resulting in net proceeds of $2,310,000. Approximately $504,000 of the net proceeds were used to payoff the Company's bank line of credit and approximately $200,000 was applied to repay short-term bridge notes including $47,000 due to a company affiliated with a director of the Company. The balance of proceeds are intended to supplement working capital and provide funds to expand the Company's branded rating and licensing program to additional market territories. There can be no assurance the Company can successfully expand its business to new markets or that the proceeds will be sufficient for such purpose.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired.
       None

(b) Pro forma financial information.
       None

(c) Exhibits

4.17 Note Purchase Agreement between the Company's wholly-owned subsidiary (ValueStar, Inc.) and three institutional investors dated March 31, 1999

4.18 Form of 8% Senior Note dated March 31, 1999 between ValueStar, Inc. and three institutional investors for an aggregate of $2.45 million (individual notes differ as to holder and amount)

4.19     Shareholder   Agreement  between  the  Company,   three   institutional
         investors and certain stockholders of the Company dated March 31, 1999

4.20 Warrant Purchase Agreement between the Company, three institutional investors and certain stockholders of the Company dated March 31, 1999

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

4.21     Form  of  A,  B  and  C  Warrants   issued  by  the  Company  to  three
         institutional investors dated March 31, 1999 (individual warrants differ as to holder and number)

4.22 Security Agreement dated March 31, 1999 between ValueStar, Inc. and three insitutional investors

4.23 Trademark Security Agreement dated March 31, 1999 between ValueStar, Inc. and three insitutional investors

4.24 Form of Stock Purchase Warrant dated March 31, 1999 issued to two individuals by the Company for an aggregate of 152,728 shares of Common Stock at an exercise price of $1.375 (individual warrants differ as to holder)

10.13    Press release issued by the Company on April 1, 1999.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                VALUESTAR CORPORATION




Date: April 14, 1999                            By: /s/ JAMES A. BARNES
                                                    -------------------
                                                        James A. Barnes
                                                        Treasurer and Secretary

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